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                                                                    EXHIBIT 23.3

                       [HUDDLESTON & CO., INC. LETTERHEAD]

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum and geological engineers, Huddleston & Co., Inc., hereby consents to the inclusion of our letter dated April 2, 2001, to Tri-Union Development Corporation regarding our estimate of future reserves and projected net revenues attributable to certain properties owned by Tri-Union Development Corporation as of December 31, 2000, in this Registration Statement on Form S-4 (the "Registration Statement") of Tri-Union Development Corporation, to all references to Huddleston & Co., Inc., and/or reports prepared by Huddleston & Co., Inc., in this Registration Statement and to the reference to our firm as experts in the Registration Statement.

                                         HUDDLESTON & CO., INC.

                                         By:  /s/ PETER D. HUDDLESTON
                                              ----------------------------------
                                              Peter D. Huddleston, P.E.
                                              President

July 20, 2001
Houston, Texas